EXHIBIT 11
Calculation of Earnings per Common Share
For the Quarter and Six Months Ended November 30, 1997
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
                                                        Primary                     Fully Diluted
                                                  Quarter      Six Months       Quarter       Six Months
                                                --------------------------------------------------------
CSE's:
  Common Stock                                   4,097,673      4,097,673      4,099,054      4,099,054
  Series 2 Preferred (CSE)                         970,450        970,450        970,450        970,450
  Debentures (non-CSE):
    # bonds                                            189            189            189            189
    x conversion rate                                  200            200            200            200
                                                -------------------------------------------------------
    # shares under bonds outstanding                37,800         37,800         37,800         37,800
    x exercise price                                     5              5              5              5
                                                -------------------------------------------------------
    = cash generated                               189,000        189,000        189,000        189,000

Market price of common stock:
      Average                                  $    0.2398    $    0.2398
      Closing                                                                $    0.2344    $    0.2344

 # treasury shares that could be repurchased       788,157        788,157        806,314        806,314
                                                -------------------------------------------------------
Incremental # shares                                     0              0              0              0

  Warrants & options:
     # options & warrants outstanding            5,360,000      5,360,000      5,360,000      5,360,000
      x exercise price = cash generated          2,458,818      2,458,818      2,458,818      2,458,818

Market price of common stock:
      Average                                  $    0.2398    $    0.2398
      Closing                                                                $    0.2344    $    0.2344

 # treasury shares that could be repurchased    10,253,620     10,253,620     10,489,839     10,489,839
                                                -------------------------------------------------------
Incremental # shares                                     0              0              0              0
                                                -------------------------------------------------------
Total CSE                                        4,097,673      4,099,054      4,097,673      4,099,054
                                                =======================================================
Debentures "if converted"                                                         37,800         37,800
                                                                         ==============================

EARNINGS PER SHARE:
PREFERRED STOCK EXCLUDED:
    Net income                                      56,212        117,453         56,212        117,453
    Subtract:  preferred stock dividends            87,342        174,684         87,342        174,684
                                                -------------------------
    Add:  interest expense on non-CSE debt                                         4,489          8,978
                                                                         ------------------------------
                                                   (31,130)       (57,231)       (26,641)       (48,254)
    Divided by #CSEs + non-CSE debt              4,097,673      4,099,054      4,135,473      4,136,854
                                                -------------------------------------------------------
        EPS                                          (0.01)         (0.01)         (0.01)         (0.01)
                                                =======================================================

PREFERRED STOCK INCLUDED:
    Net income                                      56,212        117,453         56,212        117,453
    Add:  interest expense on non-CSE debt                                         4,489          8,978
                                                          ---------------------------------------------
                                                    56,212        117,453         60,701        126,431
    Divided by #CSEs + non-CSE debt              5,068,123      5,069,504      5,105,923      5,107,304
                                                -------------------------------------------------------
        EPS                                           0.01           0.02           0.01           0.02
                                                =======================================================

(Preferred Stock is anti-dilutive so it is not included in EPS.) (Debt is determined to be non-CSE due to the interest rate test.)
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